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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               National City Bank
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

                                  on behalf of

                     National City Credit Card Master Trust
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


                      United States                              34-0420310
-----------------------------------------------            --------------------
 (State of incorporation or organization)                      (IRS Employer
                                                            Identification No.)
           1900 East 9th Street
              Cleveland, Ohio                                      44114
--------------------------------------------               ---------------------
 (Address of principal executive offices)                       (Zip Code)

------------------------------------------------------------ ---------------------------------------------------------
If this form relates to the registration of a class of       If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act     securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),      Act and is effective pursuant to General Instruction
please check the following box. |_|                          A.(d), please check the following box. |X|
------------------------------------------------------------ ---------------------------------------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                     National City Credit Card Master Trust
         Class A Floating Rate Asset Backed Certificates, Series 2001-1
         --------------------------------------------------------------
                                (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.         Description of Registrant's Securities to be Registered.
                -------------------------------------------------------

                The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "Maturity Considerations"; "Series Provisions"; and "ERISA Considerations" in the Prospectus Supplement dated January 23, 2001 and "Prospectus Summary"; "Risk Factors"; "The Receivables"; "Maturity Considerations"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated January 23, 2001 (the Prospectus and the Prospectus Supplement are incorporated herein by reference).

Item 2.         Exhibits.
                --------

                Exhibit 1--Form of specimens of certificates representing
                           Class A Floating Rate Asset Backed Certificates, Series 2001-1.

                Exhibit 2--Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 to the Registrants'
                           Registration Statement on Form S-3, Nos. 333-39420 and 333-39420-01).

                Exhibit 3--Assumption Agreement and Amendment to Pooling
                           and Servicing Agreement (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement Form S-3, Nos. 333-39420 and
                           333-39420-01).

                Exhibit 4--Second Amendment to Pooling and Servicing
                           Agreement (incorporated by reference to Exhibit 4.3 to the Registrants' Registration Statement Form S-3, Nos. 333-39420 and 333-39420-01).

                Exhibit 5--Series 2001-1 Supplement.

                Exhibit 6--Prospectus Supplement dated January 23, 2001,
                           (incorporated by reference as filed with the Securities and Exchange Commission on January 25, 2001, pursuant to Rule 424(b)(2), together with the Prospectus dated January 18, 2001 as filed with the Securities and Exchange Commission on January 23 2001, pursuant to Rule 424(b)(5)).




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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                 NATIONAL CITY CREDIT CARD MASTER TRUST

                                 BY: NATIONAL CITY BANK




Date:  January 31, 2001
                                 By: /s/ Robert B. Crowl
                                     ------------------------------------------
                                           Robert B. Crowl
                                           Senior Vice President


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                                INDEX TO EXHIBITS
                                -----------------



     Exhibit
      Number                         Exhibit
      ------                         -------

         1 Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 2001-1.

         2 Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 to the Registrants'
                  Registration Statement on Form S-3, Nos. 333-39420 and 333-39420-01).

         3 Assumption Agreement and Amendment to Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.2 to the Registrants' Registration
                  Statement Form S-3, Nos. 333-39420 and
                  333-39420-01).

         4 Second Amendment to Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the Registrants' Registration Statement Form S-3, Nos. 333-39420 and 333-39420-01).

         5        Series 2001-1 Supplement.

         6 Prospectus Supplement dated January 23, 2001, (incorporated by reference as filed with the Securities and Exchange Commission on January 25, 2001, pursuant to Rule 424(b)(2), together with the Prospectus dated January 18, 2001 as filed with the Securities and Exchange Commission on January 23, 2001, pursuant to Rule 424(b)(5)).